UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2007

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On February 23, 2007, Mr. J. Daniel Gibbons, Senior Vice President and Chief Financial Officer, notified the company that he was resigning his position as an officer of the company effective immediately, to accept a position with another company. Mr. Gibbons’ offer letter with the company dated March 16, 2006 has been terminated in connection with his departure. See the company’s press release dated February 26, 2007, attached to this Form 8-K as Exhibit 99.1.

(c)

On February 23, 2007, Mr. M. Steven Bender, who had been serving as Vice President and Treasurer of the company, was elected to the additional position of Chief Financial Officer of the company, effective immediately. See the company’s press release dated February 26, 2007, attached to this Form 8-K as Exhibit 99.1.

There are no agreements outstanding between Mr. Bender and any other person pursuant to which he was elected as Chief Financial Officer. The company is not aware of any transaction in which Mr. Bender has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)

Effective March 1, 2007, Mr. Bender will receive: a base salary of $280,000 per year; and, at the discretion of the company, an annual cash bonus with a target of 45% of base compensation, an annual long-term incentive award with a target of 45% of base compensation, and a quarterly cash incentive bonus at a maximum rate of 8% per year of base pay.

On February 23, 2007, Westlake Chemical Corporation determined to grant awards of restricted stock and stock options to certain of the company’s executive officers, as set forth in the following tables:

Stock-Based Awards Made to Certain Executive Officers

Name	Title	Stock Options (no. of underlying shares) (1)	Stock Options (no. of underlying shares) (2)	Restricted Stock (no. of shares) (3)	Restricted Stock (no. of shares) (4)
Albert Chao	President and Chief Executive Officer	21,090	—	10,123	—
James Chao	Chairman	15,488	—	7,434	—
M. Steven Bender	Vice President, Chief Financial Officer and Treasurer	2,364	30,714	1,135	15,818
Wayne D. Morse	Senior Vice President, Vinyls	4,894	15,357	2,349	7,909
David R. Hansen	Senior Vice President, Administration	4,123	23,036	1,979	11,863
Stephen Wallace	Vice President, General Counsel and Secretary	3,585	15,357	1,721	7,909

(1)	The stock options are exercisable in equal installments of 33% on February 23, 2008, 2009 and 2010, and expire on February 23, 2017. The exercise price of the stock options is $31.61, the average of the high and low trading prices of the company’s common stock as reported on the New York Stock Exchange on February 23, 2007.

(2)	The stock options are exercisable in equal installments of 50% on February 23, 2012 and August 23, 2016, and expire on February 23, 2007. The exercise price of the stock options is $31.61, the average of the high and low trading prices of the company’s common stock as reported on the New York Stock Exchange on February 23, 2007.

(3)	The shares of restricted stock will vest on February 23, 2010, subject to the grantee’s continuous employment with the company. Holders of the shares of restricted stock will receive dividends and will have voting rights with respect to the unvested shares during the restricted period.

(4)	The shares of restricted stock will vest in equal installments of 50% on February 23, 2012 and August 23, 2016, subject to the grantee’s continuous employment with the company. Holders of the shares of restricted stock will receive dividends and will have voting rights with respect to the unvested shares during the restricted period.

The awards of restricted stock and of stock options were made pursuant to the company’s 2004 Omnibus Incentive Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Restricted Stock Award Letter for Special February 2007 Awards.

10.2	Form of Stock Option Award Letter for Special February 2007 Awards.

99.1	Press release dated February 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ David R. Hansen
David R. Hansen
Senior Vice President, Administration

Date: March 1, 2007

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